SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ________________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 26, 2007

                               CIRRUS LOGIC, INC.
                               ------------------
             (Exact name of Registrant as specified in its charter)


         Delaware                     0-17795                   77-0024818
         --------                     -------                   ----------
(State or Other Jurisdiction of     (Commission              (IRS Employer
Incorporation or Organization)      File Number)            Identification No.)


   2901 Via Fortuna, Austin, TX                                    78746
   (Address of Principal Executive Offices)                     (Zip Code)


       Registrant's telephone number, including area code: (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))
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Item 4.02  Non-Reliance on Previously  Issued Financial  Statements or a Related
           Audit Report or Completed Interim Review.

As previously announced, a special committee of the Board of Directors (the "Special Committee") of Cirrus Logic Inc. (the "Company") has been conducting an independent review of the Company's historical stock option granting practices and related accounting. The Special Committee has been assisted by independent legal counsel and independent forensic accounting consultants. On February 26, 2007, the Special Committee reported its principal findings to the Company's Board of Directors.

Based on the report of the Special Committee and management's preliminary conclusions and recommendations with respect to accounting measurement dates for certain stock options granted between 1997 and 2006, the Company's Board of Directors has concluded that the accounting measurement dates for certain stock options granted between January 1, 1997, and December 31, 2005 differ from the recorded measurement dates previously used for such awards. The Company therefore expects to record non-cash charges for stock-based compensation expenses in certain reporting periods. The Company believes that these charges are material and expects to restate its financial statements for fiscal years 2001 through 2006 and for the first quarter of fiscal year 2007. The Company currently estimates that the cumulative additional non-cash stock-based compensation expense to be recorded is likely to be in the range of $22 to $24 million. Accordingly, based on the findings of the Special Committee, and the recommendations of management and the Audit Committee, the Company's Board of Directors has concluded that the financial statements, related notes and selected financial data and all financial press releases and similar communications issued by the Company and the related reports of the Company's independent registered public accounting firm relating to fiscal periods 2001 through 2006, and the first fiscal quarter of 2007, should no longer be relied upon.

Management of the Company and the Board of Directors are continuing to review the Special Committee's findings and the circumstances that gave rise to the differences in option measurement dates and are considering potential remedial actions. Because the Company's stock option review and the audit or review of the results thereof by Ernst & Young LLP, the Company's independent registered public accounting firm, have not been completed, it is possible that additional issues concerning stock option award accounting measurement dates, or the time periods affected, could be identified.

The Company is making every effort to complete its review as quickly as possible and currently expects to be able to file any delinquent periodic reports and all required restatements by April 18, 2007, within the extension period that the Nasdaq Listing Qualifications Panel has granted for the Company to continue to be listed on the Nasdaq Global Select Market.

The Company's management and the audit committee of the Board of Directors have discussed the matters disclosed under this Item 4.02(a) with Ernst & Young LLP, the Company's independent registered public accounting firm.

The press release issued by the Company on March 2, 2007, announcing the expected restatement is attached hereto as Exhibit 99.1 and is incorporated in this Item 4.02 by reference.

Item 9.01 Financial Statements and Exhibits.

         (d) Exhibits.

         99.1     Cirrus Logic, Inc. press release dated March 2, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            CIRRUS LOGIC, INC.


Date:  March 2, 2007               By:      /s/ Thurman K. Case
                                            -------------------
                                            Name:  Thurman K. Case
                                            Title:   Chief Financial Officer

                                  Exhibit Index

Exhibit Number             Description
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99.1                       Cirrus Logic, Inc. press release dated March 2, 2007